Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 6, 2011 relating to the financial statements, which appears in Fortune Brands Home & Security, Inc.’s Registration Statement on Form 10, Amendment No. 5, dated August 26, 2011.

/s/ PricewaterhouseCoopers LLP

Chicago, IL

October 4, 2011